EXHIBIT 10.17

                       GENERAL MILLS, INC.

              STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                As Amended Through June 26, 1995



                       GENERAL MILLS, INC.

              STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

   1. Purpose. The purpose of the General Mills, Inc. Stock Plan for Non-Employee Directors (the "Plan") is to increase the proprietary interest of Non-Employee Directors in General Mills, Inc. (the "Company") by granting them non-qualified options to purchase common stock of the Company ("Common Stock") and shares of Common Stock subject to the restrictions described herein ("Restricted Stock") that will promote long-term shareholder value through ownership of Common Stock.

   2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. Grants of options to purchase Common Stock under the Plan and the amount and nature of the awards of Restricted Stock shall be made automatically as provided in Section 4. However, the Compensation Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

   3. Participation. Each member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries at the date of each grant or award (a "Non-Employee
Director") shall be eligible to participate in the Plan.

   4. Awards under the Plan. The number of shares of Common Stock originally authorized for grants under the Plan was 50,000 shares, subject to adjustment as provided in Section 5. As of June 1, 1992, and subject to the adjustment as provided in
Section 5, there remain 62,400 shares authorized to be issued under the Plan (as adjusted for stock splits).

       (a) Non-qualified Stock Options

             (i) Grant of Options. Each Non-Employee Director on the effective date of the Plan shall be awarded an option (an "Option") to purchase 1,250 shares of Common Stock. Each person who becomes a Non-Employee Director for the first time after the effective date of the Plan shall be awarded an Option to purchase 2,500 shares of Common Stock, effective as of the date such person becomes a Non-Employee Director. The written agreement evidencing each Option granted under the Plan shall be dated as of the applicable date of grant. Each Non-Employee Director accepting an Option grant shall execute and return a copy of the agreement to the Company. Any shares issued pursuant to Options may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock in the Company's treasury. All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended.

             (ii) Option Exercise Price. The per share price to be paid by the Non-Employee Director at the time an option is exercised shall be 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" shall equal the mean of the high and low price for the Common Stock on the New York Stock Exchange on the relevant date or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the Exchange was open for trading.

             (iii) Term of Option.  Each Option shall expire ten
       (10) years from the date of grant.

             (iv) Exercise of Option. Each Option shall not be exercisable before the expiration of one year from the date the Option is granted; provided, however, that notwithstanding any other provision of this Plan, no Option shall be exercisable within six months from its grant date, or such greater or lesser period as may be prescribed by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule thereto.

             (v) Method of Exercise and Tax Obligations. Each notice of exercise shall be accompanied by the full purchase price of the shares being purchased. Such payment may be made in cash, check, shares of Common Stock valued using the Fair Market Value as of the exercise date or a combination thereof. The Company may also require payment of the amount of any federal, state or local withholding tax attributable to the exercise of an Option or the delivery of shares of Common Stock upon lapse of the Restricted Period described below.

             (vi) Non-transferability. An Option shall be non-assignable and non-transferable by a Non-Employee Director other than by will or the laws of descent and distribution. A Non-Employee Director shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection. An Option may be exercised during the Non-Employee Director's lifetime only by such person or his or her guardian or legal representative.

            (b)  Restricted Stock.

             (i) Awards. Each Non-Employee Director on the effective date of the Plan shall be granted an award of two hundred (200) shares of Common Stock, restricted as described below ("Restricted Stock"). At the close of business on each successive annual stockholders' meeting date thereafter, each Non-Employee Director then elected to the Board shall be granted an award of four hundred
       (400) shares of Restricted Stock. All Restricted Stock shall be issued from the Company's treasury and shall not be newly-issued Common Stock. Each award shall be evidenced by a written agreement executed by or on behalf of the Company and the Non-Employee Director.

             (ii) Restricted Period. The restrictions set forth shall apply from the date of each grant until the later of the following: (1) the last day on which the New York Stock Exchange is open for trading immediately prior to the annual stockholders meeting next succeeding the grant of such Restricted Stock, or (2) completion of the Non-Employee Director's term of service on the Board of Directors by resignation, retirement, death or otherwise (the "Restricted Period"). Until the expiration of the Restricted Period, none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, and all of the Restricted Stock shall be forfeited and all further rights of the Non-Employee Director to or with respect to such Restricted Stock shall terminate without any obligation on the part of the Company unless the Non-Employee Director has remained a Non-Employee Director throughout the Restricted Period applicable to such Restricted Stock.

             (iii) Other Terms and Conditions. A stock certificate representing the number of shares of Restricted Stock granted shall be registered in the Non-Employee Director's name but shall be held in custody by the Company. Each such certificate shall bear a legend giving notice of the restrictions. Each Non-Employee Director must also endorse in blank and return to the Company a stock power for each Restricted Stock certificate. During the Restricted Period, each Non-Employee Director shall have all the rights and privileges of a shareholder with respect to the Restricted Stock, including the right to vote the shares and to receive dividends thereon. At the expiration of the Restricted Period, a stock certificate free of all restrictions for the number of shares of Restricted Stock so registered shall be delivered to the Non-Employee Director or his or her estate.

            (c)  Change of Control.

            The Options granted hereunder shall become exercisable and the restrictions on the Restricted Stock shall lapse upon the occurrence of a "Change of Control."
       Each of the following shall constitute a "Change of Control":

           (a) if any person (including a group as
           defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

           (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

           (c) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

   5. Adjustments. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of the Company, then appropriate adjustments shall be made in the shares and number of shares of Common Stock subject to and authorized by this Plan and the Option prices specified, in order to prevent dilution or enlargement of the rights of the Non-Employee Directors under the Plan.

   6. Amendment of the Plan. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Non-Employee Director with respect to Options and Restricted Stock theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the 1934 Act; or (ii) to increase the maximum number of shares subject to this Plan, increase the maximum number of shares issuable to any Non-Employee Director under this Plan, or change the definition of persons eligible to receive awards under this Plan, or (c) if the Plan has been amended within the preceding six months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employment Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

   7. Miscellaneous Provisions. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be nominated for re-election to the Board. The Plan shall be governed by the laws of the state of Delaware.

   8. Effective Date and Duration of Plan. The Plan shall, subject to approval of the stockholders at the 1990 Annual
Meeting, be deemed effective September 17, 1990. No awards shall be made hereunder after September 30, 1998.

   9. Section 16. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.
To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


Effective September 17, 1990
Amended June 1, 1991
Amended June 1, 1992
Amended June 26, 1995